Blend Announces Third Quarter 2024 Financial Results
Welcomes New Customers and Accomplishes Important Financial Milestones for the Business

November 6, 2024

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leading origination platform for digital banking solutions, today announced its third quarter 2024 financial results.

“The third quarter resulted in several big wins for Blend, including the signing of multi-year deals with new customers in both mortgage and consumer banking as well as the significant milestone of achieving non-GAAP operating profitability ahead of our fourth quarter target,” said Nima Ghamsari, Head of Blend. “This achievement reflects the dedication, focus and hard work of our entire team. Reaching this milestone now positions us to enter the next phase of our growth strategy. Our focus will be on generating profitable growth and ensuring our platform continues to deliver even more value for our customers over time.

We’re observing renewed optimism in the mortgage industry. Our pipeline has been strong throughout the year, and bringing on Pentagon Federal Credit Union as a new customer highlights the momentum we’re seeing in our mortgage business because of this enthusiasm. The positive outlook for mortgage mixed with our accelerating consumer banking business, which generated more than 50% year-over-year revenue growth in the third quarter, and the achievement of our non-GAAP operating profitability goal makes now an exciting time to be building at Blend.”
Recent Highlights
•Achieving Non-GAAP Operating Profitability: Blend improved GAAP loss from operations to $13.3 million in the third quarter compared to $36.2 million in the same period last year. We reached non-GAAP operating profitability this quarter, as Blend Platform Segment revenue exceeded the high end of prior guidance by 7% and both GAAP and non-GAAP operating expenses decreased significantly in the quarter compared to the same period last year.
•Growing Platform Customer Base: Welcomed several new customers to the platform in the third quarter, including signing a multi-year mortgage and home equity deal with Pentagon Federal Credit Union, the nation’s second-largest federal credit union by asset size with nearly 3 million members. Another new customer is a top 300 financial institution by customer accounts who chose Blend to power its full consumer banking suite, from deposits and credit cards to auto and personal loans.
•Accelerating Consumer Banking Suite Growth: Blend generated a record high $9.5 million of revenue in our Consumer Banking Suite, representing 54% year-over-year growth and well ahead of our 35% 3-year revenue growth target that we shared at our 2023 Investor Day. A large contributor to this growth was continued innovation and enhancements to our product suite, including a completely revamped deposit account experience which is driving higher conversion rates and significantly reducing the time required to deploy with new customers.
•Deepening Relationships With Our Customer Base As Economic Value Per Funded Loan Reaches A New High: Blend’s economic value per funded loan reached another new high of $99 for the third quarter. Adoption of our attach products continues to increase as more customers recognize the value derived over time by using solutions like Blend Close to cut closing times and deliver a better consumer experience.
•Establishing A Strategic Partnership To Expand Our Insurance Business: Entered into a transaction for the sale of our insurance business and strategic partnership with Covered Insurance Solutions, a premier provider of embedded insurance solutions, to shift our insurance service model from an exclusively in-house operation to one in which we leverage a partner specialized in providing a comprehensive insurance marketplace to further enhance and simplify the mortgage application process.

Third Quarter 2024 Financial Highlights
Revenue

•Total company revenue in 3Q24 was $45.2 million, composed of Blend Platform segment revenue of $33.1 million and Title segment revenue of $12.1 million.
•Within the Blend Platform segment, Mortgage Suite revenue increased by 6% year-over-year to $21.5 million.
•Consumer Banking Suite revenue totaled $9.5 million in 3Q24, an increase of 54% as compared to the prior-year period.
•Professional services revenue totaled $2.0 million in 3Q24, down slightly compared to the same period last year.

Gross Margin & Profitability

•Blend GAAP and non-GAAP gross profit margin were approximately 58%, up compared to 54% on a GAAP basis and 55% on a non-GAAP basis in 3Q23.
•GAAP Blend Platform segment gross profit was $24.5 million in 3Q24, up from $20.0 million in 3Q23. Non-GAAP Blend Platform segment gross profit was $24.8 million in 3Q24, up from $20.2 million in 3Q23.
•GAAP and non-GAAP Software platform gross margins were 80% in 3Q24, up compared to 79% on a GAAP and non-GAAP basis in 3Q23.
•GAAP loss from operations was $13.3 million, compared to $36.2 million in 3Q23. Non-GAAP income from operations was $0.04 million, compared to non-GAAP loss from operations of $15.9 million in 3Q23.
•GAAP net loss per share attributable to common stockholders was $0.03 compared to $0.18 in 3Q23. Non-GAAP net income per share was $0.00 compared to non-GAAP net loss per share of $0.09 in 3Q23.

Liquidity, Cash, & Capital Resources

•As of September 30, 2024, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $124.1 million, with no outstanding debt.
•Blend cash provided by operating activities was $2.1 million in 3Q24, compared to cash used in operating activities of $25.9 million in 3Q23. Free cash flow was $(1.4) million in 3Q24, compared to $(25.9) million in 3Q23.
Fourth Quarter 2024 Outlook
Blend is providing guidance for the fourth quarter of 2024 as follows:

$ in millions
Q4 2024 Guidance
Blend Platform Segment Revenue	$29.0 – $31.0
Title Segment Revenue	$10.5 – $11.5
Total Revenue	$39.5 – $42.5

Non-GAAP Net Operating Income	$0.0 – $3.0

Blend's 4Q24 guidance reflects our expectation that U.S. aggregate industry mortgage originations will be lower in 4Q24 relative to 3Q24 based on application volume observed to date through our customer base and our analysis of the latest relevant macroeconomic data. Additionally, it incorporates the impact of our strategic partnership with Covered Insurance Solutions, which is expected to have a negative impact on revenue and positive impact on operating income going forward.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Income outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Wednesday, November 6, 2024 at 4:30 pm ET, Blend will host a live discussion of its third quarter 2024 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Fourth Quarter 2024 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; risks related to the investment from Haveli, including the governance rights of Haveli and potential dilution as a result of the investment; changes to our expectations regarding our share repurchase program; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software platform gross profit and gross margin, non-GAAP Blend Platform segment gross profit and gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net operating income (loss), and non-GAAP net income (loss) per share. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. In the third quarter of 2024, we abandoned our headquarters in San Francisco, California and early terminated our office lease in Omaha. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Gain on sale of insurance business. We exclude the gain on sale of our insurance business to a third party, which is comprised of the excess consideration received for the net assets transferred as part of the sale agreement. This gain is non-recurring in nature and we do not believe it has a direct correlation to the operation of our business.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Gain on investment in equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Net income or loss allocated to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value. We exclude net income or loss allocated to noncontrolling interest and accretion of redeemable noncontrolling interest to its redemption value from our non-GAAP net income per share and non-GAAP net loss per share calculations as we measure our non-GAAP net income per share and non-GAAP net loss per share on a consolidated basis.

Accretion of Series A redeemable convertible preferred stock to its redemption value. We exclude the accretion of Series A redeemable convertible preferred stock to its redemption value from our non-GAAP net income per share and non-GAAP net loss per share calculations as we measure our non-GAAP net income per share and non-GAAP net loss per share on a consolidated basis.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

Economic Value per Funded Loan in our Mortgage Suite represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period, divided by the total number of loans funded by all Mortgage Suite customers in that same period. Additionally, the value derived from partnerships and verification of income products that is associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 3 month delay from the time of application). We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$55,041	$30,962
Marketable securities and other investments	61,744	105,960
Trade and other receivables, net of allowance for credit losses of $38 and $149, respectively	15,894	18,345
Prepaid expenses and other current assets	13,722	14,569
Total current assets	146,401	169,836
Property and equipment, net	9,723	3,945
Operating lease right-of-use assets	1,715	8,565
Intangible assets, net	2,085	2,108
Deferred contract costs	2,063	2,453
Restricted cash, non-current	7,294	7,291
Other non-current assets	16,848	11,867
Total assets	$186,129	$206,065
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$1,863	$2,170
Deferred revenue	19,857	8,984
Accrued compensation	6,046	5,562
Other current liabilities	17,478	14,858
Total current liabilities	45,244	31,574
Operating lease liabilities, non-current	955	6,982
Other non-current liabilities	1,292	2,228
Debt, non-current, net	—	138,334
Total liabilities	47,491	179,118
Commitments and contingencies
Redeemable noncontrolling interest	50,747	46,190
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of September 30, 2024 and December 31, 2023, 150 and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	137,493	—
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of September 30, 2024 and December 31, 2023; 255,881 (Class A 252,134, Class B 3,747, Class C 0) and 249,910 (Class A 240,262, Class B 9,648, Class C 0) shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	1,333,781	1,321,944
Accumulated other comprehensive loss	765	441
Accumulated deficit	(1,384,150)	(1,341,630)
Total stockholders’ equity	(49,602)	(19,243)
Total liabilities, redeemable equity and stockholders’ equity	$186,129	$206,065

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Software platform	$31,066	$26,505	$79,277	$77,590
Professional services	2,038	2,137	6,363	6,087
Title	12,080	11,949	34,971	37,065
Total revenue	45,184	40,591	120,611	120,742
Cost of revenue
Software platform	6,294	5,675	17,143	16,964
Professional services	2,310	2,937	7,614	8,448
Title	10,584	9,916	30,039	33,921
Total cost of revenue	19,188	18,528	54,796	59,333
Gross profit	25,996	22,063	65,815	61,409
Operating expenses:
Research and development	10,127	18,826	37,226	67,174
Sales and marketing	9,883	14,494	29,468	48,190
General and administrative	13,140	15,819	39,599	56,146
Restructuring	6,165	9,122	7,355	24,254
Total operating expenses	39,315	58,261	113,648	195,764
Loss from operations	(13,319)	(36,198)	(47,833)	(134,355)
Interest expense	—	(8,210)	(6,747)	(23,726)
Other income (expense), net	10,710	2,632	11,952	8,746
Loss before income taxes	(2,609)	(41,776)	(42,628)	(149,335)
Income tax expense	(18)	(44)	(83)	(168)
Net loss	(2,627)	(41,820)	(42,711)	(149,503)
Less: Net loss attributable to noncontrolling interest	182	60	191	1,095
Net loss attributable to Blend Labs, Inc.	(2,445)	(41,760)	(42,520)	(148,408)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,760)	(1,452)	(4,748)	(5,100)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,048)	—	(6,709)	—
Net loss attributable to Blend Labs, Inc. common stockholders	$(8,253)	$(43,212)	$(53,977)	$(153,508)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.03)	$(0.18)	$(0.21)	$(0.63)
Weighted average shares used in calculating net loss per share:
Basic and diluted	254,910	246,410	252,977	244,057

Comprehensive loss:
Net loss	$(2,627)	$(41,820)	$(42,711)	$(149,503)
Unrealized gain on marketable securities	448	181	302	229
Foreign currency translation gain	13	106	22	77
Comprehensive loss	(2,166)	(41,533)	(42,387)	(149,197)
Less: Comprehensive loss attributable to noncontrolling interest	182	60	191	1,095
Comprehensive loss attributable to Blend Labs, Inc.	$(1,984)	$(41,473)	$(42,196)	$(148,102)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(2,627)	$(41,820)	$(42,711)	$(149,503)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,671	9,042	22,013	39,798
Depreciation and amortization	681	600	1,803	1,856
Amortization of deferred contract costs	260	682	779	2,427
Amortization of debt discount and issuance costs	—	790	690	2,279
Amortization of operating lease right-of-use assets	631	835	2,334	2,450
Accelerated amortization of right-of-use asset in connection with lease abandonment	2,992	—	2,992	—
Gain on investment in equity securities	—	—	(4,417)	—
Loss on extinguishment of debt	—	—	5,476	—
Gain on sale of insurance business	(9,213)	—	(9,213)	—
Other	(359)	(1,285)	(685)	(4,657)
Changes in operating assets and liabilities:
Trade and other receivables	3,621	1,709	2,394	3,029
Prepaid expenses and other assets, current and non-current	(3,656)	2,415	(203)	(1,496)
Deferred contract costs, non-current	(43)	234	390	(542)
Accounts payable	868	(1,028)	(621)	861
Deferred revenue	(975)	(1,914)	10,873	1,361
Accrued compensation	2,783	5,126	446	(192)
Operating lease liabilities	(1,046)	(1,027)	(3,192)	(2,944)
Other liabilities, current and non-current	1,488	(246)	2,394	(1,657)
Net cash provided by (used in) operating activities	2,076	(25,887)	(8,458)	(106,930)
Investing activities
Purchases of marketable securities	(19,893)	(8,324)	(96,422)	(203,281)
Sale of available-for-sale securities	30	—	100,327	—
Maturities of marketable securities	26,250	80,146	41,850	277,855
Additions to property, equipment and internal-use software development costs	(3,432)	(31)	(7,263)	(505)
Other	(283)	—	(283)	—
Proceeds from sale of insurance business	9,075	—	9,075	—
Net cash provided by investing activities	11,747	71,791	47,284	74,069
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	155	(2)	869	20
Taxes paid related to net share settlement of equity awards	(3,984)	(1,325)	(11,003)	(4,857)
Repayment of long-term debt	—	—	(144,500)	—
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Warrant	—	—	149,375	—
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Warrant	(403)	—	(9,480)	—
Net cash used in financing activities	(4,232)	(1,327)	(14,739)	(4,837)
Effect of exchange rates on cash, cash equivalents, and restricted cash	—	(23)	(5)	(10)
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,591	44,554	24,082	(37,708)
Cash, cash equivalents, and restricted cash at beginning of period	52,744	47,295	38,253	129,557
Cash, cash equivalents, and restricted cash at end of period	$62,335	$91,849	$62,335	$91,849

Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$55,041	$84,555	$55,041	$84,555
Restricted cash	7,294	7,294	7,294	7,294
Total cash, cash equivalents, and restricted cash	$62,335	$91,849	$62,335	$91,849
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—	$76	$48
Cash paid for interest	$—	$7,364	$6,150	$21,464
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$7	$230	$363	$1,244
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$497	$—	$1,151	$327
Stock-based compensation included in capitalized internal-use software development costs	$811	$—	$1,941	$—
Accretion of redeemable noncontrolling interest to redemption value	$1,760	$1,452	$4,748	$5,100
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,048	$—	$6,709	$—
Warrant received in connection with strategic partnership and sale of insurance business	$222	$—	$222	$—
Accrual of transaction costs incurred in connection with sale of insurance business	$314	$—	$314	$—
Capitalized internal-use software development costs included in accrued compensation	$419	$—	$419	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$21,546	65%	$20,306	71%	6%
Consumer Banking Suite	9,520	29%	6,199	22%	54%
Total software platform	31,066	94%	26,505	93%	17%
Professional services	2,038	6%	2,137	7%	(5)%
Total Blend Platform	33,104	100%	28,642	100%	16%
Title	12,080		11,949		1%
Total revenue	$45,184		$40,591		11%

	Nine Months Ended September 30,
	2024		2023
Blend Platform:					YoY change
Mortgage Suite	$55,078	64%	$60,371	72%	(9)%
Consumer Banking Suite	24,199	28%	17,219	21%	41%
Total software platform	79,277	92%	77,590	93%	2%
Professional services	6,363	8%	6,087	7%	5%
Total Blend Platform	85,640	100%	83,677	100%	2%
Title	34,971		37,065		(6)%
Total revenue	$120,611		$120,742		—%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2024
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$24,772	80%	$222	$24,994	80%
Professional services	(272)	(13)%	101	(171)	(8)%
Total Blend Platform	24,500	74%	323	24,823	75%
Title	1,496	12%	1	1,497	12%
Total	$25,996	58%	$324	$26,320	58%

	Three Months Ended September 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$20,830	79%	$8	$20,838	79%
Professional services	(800)	(37)%	210	(590)	(28)%
Total Blend Platform	20,030	70%	218	20,248	71%
Title	2,033	17%	9	2,042	17%
Total	$22,063	54%	$227	$22,290	55%

	Nine Months Ended September 30, 2024
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$62,134	78%	$252	$62,386	79%
Professional services	(1,251)	(20)%	355	(896)	(14)%
Total Blend Platform	60,883	71%	607	61,490	72%
Title	4,932	14%	16	4,948	14%
Total	$65,815	55%	$623	$66,438	55%

	Nine Months Ended September 30, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$60,626	78%	$30	$60,656	78%
Professional services	(2,361)	(39)%	803	(1,558)	26%
Total Blend Platform	58,265	70%	833	59,098	71%
Title	3,144	8%	146	3,290	9%
Total	$61,409	51%	$979	$62,388	52%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP operating expenses	$39,315	$58,261	$113,648	$195,764
Non-GAAP adjustments:
Stock-based compensation(1)	6,566	8,815	21,631	38,819
Workforce reduction costs(2)	1,681	9,122	2,871	24,254
Abandoned and terminated facilities costs(3)	4,484	—	4,484	—
Compensation realignment costs(4)	—	1,289	1,155	4,163
Litigation contingencies(5)	303	—	303	(245)
Transaction-related costs(6)	—	857	—	1,891
Non-GAAP operating expenses	$26,281	$38,178	$83,204	$126,882

GAAP loss from operations	$(13,319)	$(36,198)	$(47,833)	$(134,355)
Non-GAAP adjustments:
Stock-based compensation(1)	6,671	9,042	22,013	39,798
Workforce reduction costs(2)	1,681	9,122	2,871	24,254
Abandoned and terminated facilities costs(3)	4,484	—	4,484	—
Amortization of capitalized internal-use software(9)	219	—	242	—
Compensation realignment costs(4)	—	1,289	1,155	4,163
Litigation contingencies(5)	303	—	303	(245)
Transaction-related costs(6)	—	857	—	1,891
Non-GAAP income (loss) from operations	$39	$(15,888)	$(16,765)	$(64,494)

GAAP net loss	$(2,627)	$(41,820)	$(42,711)	$(149,503)
Non-GAAP adjustments:
Stock-based compensation(1)	6,671	9,042	22,013	39,798
Loss on extinguishment of debt(7)	—	—	5,531	—
Workforce reduction costs(2)	1,681	9,122	2,871	24,254
Abandoned and terminated facilities costs(3)	4,484	—	4,484	—
Gain on sale of insurance business(8)	(9,239)	—	(9,239)	—
Amortization of capitalized internal-use software(9)	219	—	242	—
Compensation realignment costs(4)	—	1,289	1,155	4,163
Litigation contingencies(5)	303	—	303	(245)
Transaction-related costs(6)	—	857	—	1,891
Gain on investment in equity securities(10)	—	—	(4,417)	—
Foreign currency gains and losses(11)	30	74	20	(83)
Loss on transfer of subsidiary(12)	—	—	601	—
Non-GAAP net income (loss)	$1,522	$(21,436)	$(19,147)	$(79,725)

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net loss per share	$(0.03)	$(0.18)	$(0.21)	$(0.63)
Non-GAAP adjustments:
Stock-based compensation(1)	0.02	0.03	0.09	0.16
Workforce reduction costs(2)	0.01	0.04	0.01	0.09
Abandoned and terminated facilities costs(3)	0.02	—	0.02	—
Compensation realignment costs(4)	—	0.01	—	0.02
Litigation contingencies (5)	—	—	—	—
Transaction-related costs(6)	—	—	—	0.01
Loss on extinguishment of debt(7)	—	—	0.02	—
Gain on sale of insurance business(8)	(0.04)	—	(0.04)	—
Amortization of capitalized internal-use software(9)	—	—	—	—
Gain on investment in equity securities(10)	—	—	(0.02)	—
Foreign currency gains and losses(11)	—	—	—	—
Loss on transfer of subsidiary(12)	—	—	—	—
Net loss attributable to noncontrolling interest(13)	—	—	—	—
Accretion of redeemable noncontrolling interest to redemption value(13)	0.01	0.01	0.02	0.02
Accretion of Series A redeemable convertible preferred stock to redemption value(14)	0.01	—	0.03	—
Non-GAAP net income (loss) per share	$0.00	$(0.09)	$(0.08)	$(0.33)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$2,076	$(25,887)	$(8,458)	$(106,930)
Additions to property, equipment and internal-use software development costs	(3,432)	(31)	(7,263)	(505)
Free cash flow	(1,356)	(25,918)	(15,721)	(107,435)
Cash paid for interest	—	7,364	6,150	21,464
Unlevered free cash flow	$(1,356)	$(18,554)	$(9,571)	$(85,971)

Revenue	$45,184	$40,591	$120,611	$120,742
Free cash flow margin	(3)%	(64)%	(13)%	(89)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock-based compensation by function:	2024	2023	2024	2023
Cost of revenue	$105	$227	$382	$979
Research and development *	2,169	4,090	8,088	17,050
Sales and marketing	862	1,577	2,715	6,291
General and administrative	3,535	3,148	10,828	15,478
Total	$6,671	$9,042	$22,013	$39,798

* Net of $0.8 million and $1.9 million of additions to capitalized internal-use software for the three and nine months ended September 30, 2024 and none for the three and nine months ended September 30, 2023

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.

(4) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(5) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(6) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(7) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.
(8) Gain on sale of insurance business represents the gain recognized in connection with the sale of certain assets of our insurance agency, partially offset by transaction costs.
(9) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(10) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.

(11) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(12) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.

(13) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.
(14) Accretion of Series A redeemable convertible preferred stock to its redemption value relates to the redemption rights outlined in the Haveli investment agreement.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com